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                                                July 1, 1997
Xyvision, Inc.
101 Edgewater Drive
Wakefield, MA 01880-1291
This letter is furnished in connection with your filing with the Securities and Exchange Commission of Form 12b-25, "Notification of Late Filing," with respect to your annual report on Form 10-K for the year ended March 31, 1997.
We have been unable to complete our report on the financial statements of
 Xyvision
for the year ended March 31, 1997. To date, Xyvision has been unable to furnish us with an independent valuation report with respect to certain warrants of the Company that is satisfactory to us.
                                     /s/ Coopers & Lybrand L.L.P.

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